Exhibit 107

(Prospectus for

Common Stock)

Calculation of Filing Fee Table

PROSPECTUS

under

FORM S-3 (No. 333—264790)

(Form Type)

Avista Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type (1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (1) (2)

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	Rule 457(c) and (r)	4,772,375 shs.	$40.23_____	$191,992,646_	0.0000927	$17,797.72

Fees Previously Paid	N/A

Carry Forward Securities

N/A

(1)

The gross amount of the registration fee in respect of the 4,772,375 shares of Common Stock offered by this prospectus supplement and the accompanying prospectus is $17,797.72, calculated in accordance with Rule 457(c) and (r). The proposed maximum aggregate offering price of such shares was calculated by multiplying 4,772,375 shares of $40.23 per share, which is the average of the high and low prices of Avista Common Stock on May 2, 2022, as reported in the consolidated reporting system.

(2)	Before reduction by the fee offset claimed in Table 2 below, calculated in accordance with Rule 457(p). After such reduction, the net fee payable, and contemporaneously paid, is $11,802.25.

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated With Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated With Fee Offset Claimed	Unsold Aggregate Offering Amount Associated With Fee Offset Claimed	Fee Paid With Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A

Fee Offset Sources	N/A

Rule 457(p)

Fee Offset Claims (1)	Avista Corporation	ASR S-3	333-231431	May 13, 2019		$5,995.47	Equity	Common Stock	1,272,375	$54,953,876 (2)

Fee Offset Sources (1)	Avista Corporation	Prospectus 424(b)(5)	333-231431		August 6, 2021						$14,136.09

(1)

The Registrant’s prospectus supplement, dated and filed under Rule 424(b)(5) on August 6, 2021, under Registration Statement No. 333-231431, offered 3,935,611 shares of Common Stock of which 1,272,375 shares remain unsold, the offering made by such prospectus supplement having been terminated. In connection with such prospectus supplement, the Registrant paid a contemporaneous filing fee of $14,136.09 in respect of 3,000,000 additional shares, and the portion of such filing fee allocable to such 1,272,375 shares remaining unsold is $5,995.47. Accordingly, the Registrant hereby claims a fee offset in such amount pursuant to Rule 457(p).

(2)

Based on the assumed maximum offering price for purposes of calculating, in accordance with Rule 457(c), the registration fee contemporaneously paid with the properties supplement dated August 6, 2021.